Exhibit 4.7

Execution Version

FALCON MERGER SUB, L.L.C.

(and after the Effective Time (as defined herein), ONEOK, L.L.C.)

as Issuer;

FALCON TOPCO, INC.

(and after the Effective Time (as defined herein), ONEOK, Inc.)

as Parent Guarantor; and

COMPUTERSHARE TRUST COMPANY, N.A.

as Trustee

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of September 8, 2026 to

INDENTURE

Dated as of March 19, 2014

Relating to Debt Securities

5.600% Senior Notes due 2044

5.050% Senior Notes due 2045

5.450% Senior Notes due 2047

Execution Version

SEVENTH SUPPLEMENTAL INDENTURE, dated as of September 8, 2026 (this “Supplemental Indenture”), among FALCON MERGER SUB, L.L.C., an Oklahoma limited liability company (the “New Issuer”), FALCON TOPCO, INC., an Oklahoma corporation, as the Parent Guarantor (the “Parent Guarantor”), and COMPUTERSHARE TRUST COMPANY, N.A., as successor to Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”) and, solely for purposes of Section 2.01 hereof and in connection with the Guarantor Consolidation Mergers (as defined below) each of EnLink Midstream Partners, LP (“EnLink Midstream Partners”), Elk Merger Sub II, L.L.C. (“Elk Merger Sub II”), Magellan Midstream Partners, L.P. (“Magellan Midstream Partners”), ONEOK Partners Intermediate Limited Partnership (“ILP”), ONEOK Partners, L.P. (“MLP”) and the Original Issuer (as defined below).

RECITALS

WHEREAS, ONEOK, Inc., an Oklahoma corporation (the “Original Issuer”) and the Trustee have heretofore entered into an Indenture, dated as of March 19, 2014 (the “Original Indenture” and, the Original Indenture, as amended and supplemented from time to time, including without limitation pursuant to this Supplemental Indenture, collectively being referred to herein as the “Indenture”);

WHEREAS, pursuant to a Master Reorganization Agreement, dated as of the date hereof (the “Master Reorganization Agreement”), among the Original Issuer, the New Issuer, and the other parties thereto, among other transactions contemplated thereby: (i) EnLink Midstream Operating GP, LLC and EnLink Midstream Operating, LP will merge with and into EnLink Midstream Partners, with EnLink Midstream Partners surviving; (ii) EnLink Midstream GP, LLC and EnLink Midstream Partners will merge with and into Elk Merger Sub II, with Elk Merger Sub II surviving; (iii) Magellan GP, LLC will merge with and into Magellan Midstream Partners, with Magellan Midstream Partners surviving; (iv) Magellan Midstream Partners, Elk Merger Sub II and EnLink Midstream Manager, LLC will merge with and into ILP, with ILP surviving; (v) ONEOK Energy Services Holdings, L.L.C. will merge with and into ONEOK Energy Services Company, II, with ONEOK Energy Services Company, II surviving; (vi) ONEOK Partners GP, L.L.C., ONEOK Unit Holdings, Inc. and MLP will merge with and into the Original Issuer, with the Original Issuer surviving; (vii) ONEOK Energy Services Company, L.P. will merge with and into ONEOK Energy Services Company, II, with ONEOK Energy Services Company, II surviving; (viii) ONEOK Energy Services Company, II, ONEOK ILP GP, L.L.C., ILP and EnLink Midstream Finance Corporation will merge with and into the Original Issuer, with the Original Issuer surviving (steps (i) through (iv), (vi) and (viii) the “Guarantor Consolidation Mergers”), in each case effective as of September 9, 2026;

WHEREAS, pursuant to an Agreement and Plan of Merger, to be dated on or about September 10, 2026 (the “TopCo Merger Agreement” and, together with the Master Reorganization Agreement, the “Merger Agreements”), among the Original Issuer, the Parent Guarantor, and the New Issuer, among the other transactions contemplated thereby, the Original Issuer will merge with and into the New Issuer (the “Holding Company Merger” and, together with the Guarantor Consolidation Mergers, the “Mergers”), with the New Issuer surviving the Holding Company Merger as a direct, wholly-owned subsidiary of the Parent Guarantor;

WHEREAS, each of EnLink Midstream Partners, Elk Merger Sub II, Magellan Midstream Partners, ILP, MLP and the Original Issuer, in their respective capacities as the merging guarantor of the applicable Guarantor Consolidation Merger, are referred to herein as the “Merging Guarantors” and individually as a “Merging Guarantor”;

WHEREAS, each of EnLink Midstream Partners, Elk Merger Sub II, Magellan Midstream Partners, ILP, MLP and the Original Issuer, in their respective capacities as the surviving entity of the applicable Guarantor Consolidation Merger, are referred to herein as the “Surviving Entities” and individually as a “Surviving Entity”;

WHEREAS, Section 9.01(h) of the Indenture provides that the New Issuer and the Trustee may from time to time and at any time, without the consent of Holders, enter into a supplemental indenture to make any change that does not adversely affect the rights of any Holder;

WHEREAS, in connection with the Guarantor Consolidation Mergers, each entity surviving such Guarantor Consolidation Merger intends to assume the obligations of the Guarantor counterpart to such Guarantor Consolidation Merger;

WHEREAS, Section 9.01(a) of the Indenture provides that the Indenture may be supplemented without the consent of Holders to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company under the Indenture and the Currently Outstanding Securities (as defined below);

WHEREAS, Section 10.02 of the Indenture provides that in the case of any transaction in accordance with Section 10.01 of the Indenture, and upon such assumption by the successor entity, by supplemental indenture, the New Issuer shall succeed to and be substituted for the Original Issuer with the same effect as if the New Issuer had been named as the “Company” in the Indenture;

WHEREAS, in accordance with Section 10.01 of the Indenture, (i) the New Issuer is delivering this Supplemental Indenture to expressly assume at the Effective Time (as defined below) all the obligations of the Original Issuer under the Indenture and the currently outstanding securities, the titles of the series and the current outstanding principal amounts thereof being set forth on Schedule A hereto (collectively, the “Currently Outstanding Securities”) and (ii) the Parent Guarantor is delivering this Supplemental Indenture to provide at the Effective Time a Special Purpose Parent Guarantee (as defined below) of the New Issuer’s obligations under the Currently Outstanding Securities and the Indenture;

WHEREAS, the New Issuer has delivered or is delivering to the Trustee an Officers’ Certificate and Opinion of Counsel required by Sections 9.03, 10.01(2)(d) and 13.05 of the Indenture; and

WHEREAS, all acts and requirements necessary to make this Supplemental Indenture a legal, valid and binding obligation of the New Issuer, the Surviving Entities (solely for purposes of Section 2.01 hereof and in connection with the Guarantor Consolidation Mergers) and the Parent Guarantor have been done; and

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Currently Outstanding Securities, as follows:

ARTICLE I

RELATION TO INDENTURE; DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Relation to Indenture. With respect to the Currently Outstanding Securities, this Supplemental Indenture constitutes an integral part of the Original Indenture.

Section 1.02 Definitions. For all purposes of this Supplemental Indenture, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

Section 1.03 General References. All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the term “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE II

ASSUMPTION OF OBLIGATIONS; SUCCESSION AND SUBSTITUTION

Section 2.01 Assumption of Obligations in Connection with Guarantor Consolidation Mergers.

(a) Effective upon the consummation of each Guarantor Consolidation Merger (the “Consolidation Effective Time”), the applicable Surviving Entity hereby expressly and unconditionally assumes and agrees to perform, discharge and be bound by all obligations and liabilities of the applicable Merging Guarantor under the Indenture and the Merging Guarantor’s Guarantee, including, without limitation, the full, irrevocable, unconditional and absolute guarantee of the due and punctual payment of the principal of, and premium, if any, and interest on, the Currently Outstanding Securities, and all other amounts constituting Indenture Obligations (as defined below), in each case as and when the same shall become due and payable, whether at the Stated Maturity, upon redemption, by declaration of acceleration or otherwise, according to the terms of the Currently Outstanding Securities and the Indenture.

(b) From and after the Consolidation Effective Time and until the ultimate merger of each applicable Surviving Entity, each Surviving Entity shall succeed to and be substituted for the Merging Guarantor under the Indenture and the Merging Guarantor’s Guarantee with the same effect as if the Surviving Entity had been named as such Guarantor therein. All references to the Merging Guarantor in the Indenture or in any Currently Outstanding Security shall be deemed to be references to the Surviving Entity.

(c) For the avoidance of doubt, the Surviving Entity’s own preexisting obligations under the Indenture and, if applicable, the guarantee previously provided by the Surviving Entity with respect to the Currently Outstanding Securities continue in full force and effect and are in no way released, impaired, limited or otherwise affected by any Guarantor Consolidation Merger in which such Surviving Entity remains in existence.

(d) Upon each Merging Guarantor’s separate existence having ceased by reason of the applicable Guarantor Consolidation Merger, such Merging Guarantor shall have no further separate obligations under the Indenture or its Guarantee solely because it has ceased to exist as a separate entity.

Section 2.02 Assumption of Obligations of Original Issuer by New Issuer. Effective upon the consummation of the Holding Company Merger (the “Effective Time”), (i) the New Issuer hereby expressly assumes all the obligations of the Original Issuer under the Indenture and the Currently Outstanding Securities according to their tenor, as if the New Issuer had been named in the Indenture as the “Company” and (ii) the Parent Guarantor hereby expressly confirms that its Special Purpose Parent Guarantee shall apply to the obligations under the Currently Outstanding Securities and the Indenture.

ARTICLE III

AGREEMENT TO GUARANTEE

Section 3.01 Unconditional Guarantee by Parent.

(a) For value received, subject to Sections 3.02 and 3.04 hereof, effective at the Effective Time, the Parent Guarantor hereby fully, irrevocably, unconditionally and absolutely guarantees to the Holders of each series of Currently Outstanding Securities and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on such Currently Outstanding Securities, and all other amounts due and payable under the Indenture and such Currently Outstanding Securities by the New Issuer to the Trustee or such Holders, including, without limitation, all costs and expenses (including reasonable legal fees and disbursements of its agents and counsel) incurred by the Trustee or such Holders in connection with the enforcement of the Indenture and the Special Purpose Parent Guarantee (collectively, the “Indenture Obligations”), when and as such amounts shall become due and payable, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, according to the terms of such Currently Outstanding Securities and the Indenture. The guarantee by the Parent Guarantor set forth in this ARTICLE III is referred to herein as the “Special Purpose Parent Guarantee.” Without limiting the generality of the foregoing, the Parent Guarantor’s liability shall extend to all amounts that constitute part of the Indenture Obligations and would be owed by the New Issuer to the Trustee or such Holders under the Indenture and such Currently Outstanding Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the New Issuer.

(b) Failing payment when due of any amount guaranteed pursuant to the Special Purpose Parent Guarantee, for whatever reason, following the Effective Time, the Parent Guarantor will be obligated (to the fullest extent permitted by applicable law) to pay the same immediately to the Trustee, without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise). The Special Purpose Parent Guarantee hereunder is intended to be a general, unsecured, senior obligation of the Parent Guarantor and will rank pari passu in right of payment with all unsecured indebtedness of the Parent Guarantor that is not, by its terms, expressly subordinated in right of payment to the Special Purpose Parent Guarantee of the Parent Guarantor. The Parent Guarantor hereby agrees that, to the fullest extent permitted by applicable law, subject to Sections 3.02 and 3.04 hereof, following the Effective Time, its obligations hereunder shall be full, irrevocable, unconditional and absolute, irrespective of the validity, regularity or enforceability of such Currently Outstanding Securities, the Special Purpose Parent Guarantee or the Indenture, the absence of any action to enforce the same, any waiver or consent by any such Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the New Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Parent Guarantor. The Parent Guarantor hereby agrees that in the event of a default in payment of any Indenture Obligations, whether at the Stated Maturity, upon redemption or by declaration of acceleration or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.04 of the Indenture, by such Holders, on the terms and conditions set forth in the Indenture, directly against the Parent Guarantor to enforce the Special Purpose Parent Guarantee without first proceeding against the New Issuer.

(c) To the fullest extent permitted by applicable law, subject to Sections 3.02 and 3.04 hereof, the obligations of the Parent Guarantor under this ARTICLE III shall each be as aforesaid full, irrevocable, unconditional and absolute and shall not be impaired, modified, discharged, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the New Issuer or the Parent Guarantor contained in any of such Currently Outstanding Securities or the Indenture, (ii) any impairment, modification, release or limitation of the liability of the New Issuer, the Parent Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Trustee or any such Holder of any rights or remedies under any of such Currently Outstanding Securities or the Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for any of such Currently Outstanding Securities, including all or any part of the rights of the New Issuer or the Parent Guarantor under the Indenture, (v) the extension of the time for payment by the New Issuer or the Parent Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of any of such Currently Outstanding Securities or the Indenture or of the time for performance by the New Issuer or the Parent Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the New Issuer or the Parent Guarantor set forth in the Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, rehabilitation or relief of, or other similar proceeding affecting, the New Issuer or the Parent Guarantor or any of their respective assets, or the disaffirmance of any of such Currently Outstanding Securities, the Special Purpose Parent Guarantee or the Indenture in any such proceeding, (viii) the release or discharge of the New Issuer or the Parent Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of any of such Currently Outstanding Securities, the Special Purpose Parent Guarantee or the Indenture, (x) any change in the name, business, capital structure, corporate existence, or ownership of the New Issuer or the Parent Guarantor, or (xi) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, a surety or the Parent Guarantor.

(d) To the fullest extent permitted by applicable law, the Parent Guarantor hereby (i) waives diligence, presentment, demand of payment, notice of acceptance, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the New Issuer or the Parent Guarantor, and all demands and notices whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Special Purpose Parent Guarantee may be transferred (subject to the terms of the Indenture) and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Special Purpose Parent Guarantee without notice to them and (iii) covenants that the Special Purpose Parent Guarantee will not be discharged except by complete performance of the Special Purpose Parent Guarantee. To the fullest extent permitted by applicable law, the Parent Guarantor further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Special Purpose Parent Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Parent Guarantor, the Special Purpose Parent Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Special Purpose Parent Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(e) The Parent Guarantor shall be subrogated to all rights of the Holders and the Trustee against the New Issuer in respect of any amounts paid by the Parent Guarantor pursuant to the provisions of the Indenture; provided, however, that the Parent Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation with respect to any of such Currently Outstanding Securities until all of such Currently Outstanding Securities and the Special Purpose Parent Guarantee shall have been indefeasibly paid in full or discharged.

(f) To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this ARTICLE III and the Special Purpose Parent Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity. Nothing contained in this ARTICLE III shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of such Currently Outstanding Securities pursuant to ARTICLE VI of the Indenture or to pursue any rights or remedies under the Indenture or under applicable law.

(g) Notwithstanding anything in this Supplemental Indenture to the contrary, other than with respect to this Supplemental Indenture, the Parent Guarantor will not be considered a guarantor, and the Special Purpose Parent Guarantee will not be considered a Guarantee, for any purpose under the Indenture. Therefore, other than as set forth in this Supplemental Indenture, the Parent Guarantor will not be subject to the Indenture and will not be subject to any covenants or restrictions contained in the Indenture, including, without limitation, with respect to any merger, consolidation or sale of assets.

Section 3.02 Limitation on Guarantor Liability. The Parent Guarantor hereby confirms that it is the intention of all such parties that the Special Purpose Parent Guarantee of the Parent Guarantor does not constitute fraudulent transfers or conveyances for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Special Purpose Parent Guarantee. To effectuate the foregoing intention, the Parent Guarantor hereby irrevocably agree that the obligations of the Parent Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Parent Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of the Parent Guarantor in respect of the obligations of the Parent Guarantor under this ARTICLE III, result in the obligations of the Parent Guarantor under the Special Purpose Parent Guarantee not constituting fraudulent transfers or conveyances.

Section 3.03 No Requirement to Endorse Notation of Special Purpose Parent Guarantee. The Parent Guarantor hereby agrees that its execution and delivery of this Supplemental Indenture and the provisions set forth in this ARTICLE III shall evidence the Special Purpose Parent Guarantee without the need for notation on any Currently Outstanding Securities.

Section 3.04 Release of Special Purpose Parent Guarantee. The Special Purpose Parent Guarantee may be released at the option of the Parent Guarantor upon delivery of an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that the Special Purpose Parent Guarantee has been released in accordance with the requirements of the Indenture.

Section 3.05 Benefits Acknowledged. The Parent Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and from the Special Purpose Parent Guarantee under this Supplemental Indenture.

ARTICLE IV

MISCELLANEOUS

Section 4.01 Notices. Notices to the Parent Guarantor shall be made in accordance with Section 13.03 of the Indenture at the address for the New Issuer set forth in such Section. The address for the Corporate Trust Office of the Trustee shall be located at 1505 Energy Park Drive, St. Paul, MN 55108, Attention: CCT Administrator for ONEOK, Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the New Issuer.

Section 4.02 No Recourse Against Others. No director, officer, employee, partner (including, for greater certainty, any general partner of any general partnership who is an individual person), incorporator, manager, stockholder or member of the New Issuer or any Guarantor, as such, will have any liability for any obligations of the New Issuer or the Parent Guarantor under the Currently Outstanding Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release are part of the consideration for the issuance of the Special Purpose Parent Guarantee and the Currently Outstanding Securities.

Section 4.03 Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the New Issuer and the Parent Guarantor, and the Trustee assumes no responsibility and shall not be liable for their correctness.

The Trustee makes no representations as to and shall not be responsible for the validity or sufficiency of this Supplemental Indenture or the proper authorization or the due execution hereof or thereof by the New Issuer or the Parent Guarantor.

Except as expressly set forth herein, nothing in this Supplemental Indenture shall alter the duties, rights, privileges, protections, limitations of liability, indemnities, immunities or obligations of the Trustee set forth in the Original Indenture. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

Section 4.04 Continued Effect. Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions, terms, and conditions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided. Reference to this Supplemental Indenture need not be made in the Indenture or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Indenture, any reference in any of such items to the Indenture being sufficient to refer to the Indenture as amended hereby.

Section 4.05 Governing Law. This Supplemental Indenture and the Currently Outstanding Securities shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture and the Currently Outstanding Securities are subject to the provisions of the Trust Indenture Act that are required to be part of this Supplemental Indenture and the Currently Outstanding Securities and shall, to the extent applicable, be governed by such provisions.

Section 4.06 Counterparts. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or endorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 4.07 Jury Trial Waiver. EACH OF THE NEW ISSUER, THE PARENT GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(signature page follows)

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

FALCON MERGER SUB, L.L.C.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor
Relations and Corporate Development

FALCON TOPCO, INC.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor
Relations and Corporate Development

[Signature Page to ONEOK Seventh Supplemental Indenture]

For the limited purposes of Section 2.01 of this Supplemental Indenture

ONEOK, INC.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor
Relations and Corporate Development

ONEOK PARTNERS, L.P.

By: ONEOK Partners GP, L.L.C., its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor
Relations and Corporate Development

ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP

By: ONEOK ILP GP, L.L.C., its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor
Relations and Corporate Development

MAGELLAN MIDSTREAM PARTNERS, L.P.

By: Magellan GP, LLC, its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor
Relations and Corporate Development

ENLINK MIDSTREAM PARTNERS, LP

By: EnLink Midstream GP, LLC, its General Partner

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor
Relations and Corporate Development

ELK MERGER SUB II, L.L.C.

By:	/s/ Walter S. Hulse III
Name:	Walter S. Hulse III
Title:	Chief Financial Officer, Treasurer and
Executive Vice President, Investor
Relations and Corporate Development

[Signature Page to ONEOK Seventh Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Katie Jordan
Name:	Katie Jordan
Title:	Assistant Vice President

[Signature Page to ONEOK Seventh Supplemental Indenture]

Execution Version

SCHEDULE A

Currently Outstanding Securities

$340,000,000 5.600% Senior Notes due 2044

$413,000,000 5.050% Senior Notes due 2045

$448,000,000 5.450% Senior Notes due 2047